UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 16, 2005, Design Within Reach, Inc. (the “Company”) appointed Ken La Honta, 49, as its Chief Financial Officer. Prior to joining the Company, from April 2004 to May 2005, Mr. La Honta served as CFO of Dockers U.S., from August 2003 to April 2004, he served as CFO of Levi Strauss North America, and from July 2002 to July 2003, he served as Controller of Levi Strauss North America. From June 1999 to May 2002, Mr. La Honta served as the CFO of 800.com, a home entertainment and consumer electronics e-commerce business. Mr. La Honta earned a Bachelor’s degree at the University of California, Berkeley and is a Certified Public Accountant.

The Company is party to an offer of employment letter dated April 14, 2005 with Mr. La Honta. The letter provides that within one year of a change of control of the Company, if Mr. La Honta is terminated for any reason other than for cause, all of his unvested options shall become immediately vested and exercisable and Mr. La Honta would be paid twelve months base salary as a salary continuance. The letter also provides that if the Company terminates the employment of Mr. La Honta for any reason other than for cause, he would be paid twelve months base salary as a salary continuance.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.17	Offer of Employment Letter dated April 14, 2005 between Design Within Reach, Inc. and Ken La Honta

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005	DESIGN WITHIN REACH, INC.

	By:	/s/ Wayne Badovinus
Wayne Badovinus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.17	Offer of Employment Letter dated April 14, 2005 between Design Within Reach, Inc. and Ken La Honta